8x8, Inc. Reports Fourth Quarter and Fiscal Year 2023 Financial Results
•Fourth quarter service revenue increased 2% percent year-over-year to $177 million
•Fiscal Year 2023 service revenue increased 18% percent year-over-year to $710 million
•Positive operating cash flow of $14 million for fourth quarter and $49 million for fiscal year 2023
•8x8 Voice for Microsoft Teams licenses increased by more than 100% from end of March 2022
•Introduced new AI-based contact center features and tailored user experiences

CAMPBELL, CA. - May 11, 2023 - 8x8, Inc. (NASDAQ: EGHT), a leading integrated cloud communications platform provider, today reported financial results for the fourth quarter and fiscal year 2023 ended March 31, 2023.

Fourth Quarter Fiscal 2023 Financial Results:

•Total revenue increased 2% year-over-year to $184.5 million, including Fuze revenue of $26.9 million.
•Service revenue increased 2% year-over-year to $176.6 million, including Fuze revenue of $26.7 million.
•GAAP operating profit was $3.5 million, compared to GAAP operating loss of $40.5 million in the fourth quarter fiscal 2022.
•Non-GAAP operating profit was $24.8 million, or 13.5% of revenue, compared to non-GAAP operating profit of $4.2 million, or 2.3% of revenue, in fourth quarter fiscal 2022.

Fiscal Year 2023 Financial Results:

•Total revenue increased 17% year-over-year to $743.9 million, including Fuze revenue of $111.3 million.
•Service revenue increased 18% year-over-year to $710.0 million, including Fuze revenue of $110.3 million
•GAAP operating loss was $66.3 million, compared to a GAAP operating loss of $154.1 million in fiscal 2022.
•Non-GAAP operating profit was $62.4 million, or 8.4% of revenue, compared to non-GAAP operating profit of $10.6 million, or 1.7% of revenue, in fiscal 2022.

“Fiscal 2023 was a year of milestones for 8x8 as we continued to invest in innovation while increasing our profitability and cash flow," said Samuel Wilson, 8x8 Interim Chief Executive Officer. "We achieved record service and total revenue, completed the integration of Fuze operations, extended the global coverage of our communications platform, and introduced platform wide integration of generative AI from OpenAI."

"Our financial performance improved through the year as we achieved greater efficiency across our operations. Signaling our confidence in our future, since August 2022 we have voluntarily prepaid a total of $58 million aggregate principal amount, including a pre-payment earlier this week of $25 million on our term loan. Our intention is to continue to use excess cash generated by our operations to return value to our shareholders by reducing our debt and funding investment in innovations that will drive future growth. With a solid financial foundation, high customer retention, and a value proposition that resonates with mid-size enterprises around the world, I believe we are well positioned as our industry evolves."

Fourth Quarter Fiscal 2023 Financial Metrics and Recent Business Highlights:

Financial Metrics
•Annual Recurring Subscriptions and Usage (ARR):
◦Total ARR grew to $703 million, an increase of 2% from the end of the same period last year.
◦Enterprise ARR increased to $405 million, an increase of 3% from the end of 2022, and accounted for 58% of total ARR.
•GAAP gross margin on total revenue was 70.1%, compared to 62.2% in the same period last year. Non-GAAP gross margin on total revenue was 72.5%, compared to 66.7% in the same period last year.

•GAAP service revenue gross margin was 73.4%, compared to 68.8% in the same period last year. Non-GAAP service revenue gross margin was 75.3%, compared to 72.2% in the same period last year.
•Cash provided by operating activities was $13.6 million for the fourth quarter, and included approximately $10.9 million in interest payments. This compares to cash $16.5 million of cash provided by operating activities and $1.3 million in interest payments in the fourth quarter of fiscal 2022. For the 2023 fiscal year, cash provided by operating activities was $48.8 million, including interest payments of $22.2 million, compared to $34.7 million in cash provided by operating activities and $2.2 million in interest payments in fiscal 2022.
•Excluding restricted cash, cash, and investments totaled $137.6 million on March 31, 2023, compared to $138.7 million on March 31, 2022.
•The company repurchased and retired $5.0 million in aggregate principal amount of its 2024 Convertible Senior Notes in the fourth quarter. Since the Exchange Transaction in August 2022, the Company has repurchased a total of $32.9 million of the $96.2 million in aggregate principal amount of the 2024 Convertible Senior Notes that remained outstanding as of August 2022. A total of $63.3 million aggregate principal amount of the 2024 Convertible Senior Notes was outstanding at the end of fiscal 2023.

A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures and other information relating to non-GAAP measures is included in the supplemental reconciliation at the end of this release.

Recent Business Highlights:

Product Innovation Highlights

Infused deeper AI/ML, natural language understanding models and enhanced performance and administrative capabilities across the 8x8 XCaaS™ integrated cloud contact center and unified communications platform:

•Launched 8x8 Intelligent Customer Assistant for 8x8 Contact Center, a powerful, user-friendly conversational AI solution that enables businesses to create simple to complex self-service experiences across all channels.
•Integrated OpenAI Whisper across the 8x8 XCaaS platform to deliver industry leading, highly accurate transcription, translation, and summarization services.
•Announced 8x8 Supervisor Workspace for 8x8 Contact Center, a purpose-built experience that provides a performance-centric management space for contact center leaders.
•Enhanced the 8x8 Agent Workspace Dashboard for 8x8 Contact Center to provide a single view of both agents and queues, along with the ability to see coworker availability and service demand levels with a single click.
•Delivered deeper integrations for 8x8 Contact Center with the Microsoft Dynamics 365 Customer Service module and Salesforce Sales Engagement to further improve agent productivity and customer experience.
•Launched 8x8 Mobile Admin to help boost operational efficiency and confidence in 8x8 services by surfacing key metrics, configurations, and parameters using the 8x8 Work for Mobile app.
•Added Audit History to the 8x8 Admin Console allowing system administrators to now access historical configuration details of their Unified Communications estate for complete audit visibility, including what changes were made, when, and by whom.

Industry Recognition
•Named as a Strong Performer in 2023 Gartner® Peer Insights™ “Voice of the Customer for Contact Center as a Service” Report.
•Recognized by Computing’s DevOps Excellence Awards 2023 as a winner for Best Automation Project.
•Named by DANA Indonesia, one of Indonesia’s largest digital wallet providers with over 115 million users, as the Best Performing Vendor 2022.

Corporate Highlights

•Repurchased $5 million of aggregate principal amount of the 2024 Convertible Notes in the fourth quarter of fiscal 2023, reducing total aggregate principal amount outstanding of the 2024 Notes to approximately $63 million.
•In early May, the company voluntarily repaid $25 million of principal on the Term Loan due in 2027, reducing total principal outstanding to $225 million. The lender waived any early pre-payment penalties. Based on current interest rates, the decrease in principal is expected to reduce interest expense by more than $700,000 per quarter.

First Quarter and Fiscal 2024 Financial Outlook:

Management provides expected ranges for total revenue, service revenue and non-GAAP operating margin based on its evaluation of the current business environment. The Company emphasizes that these expectations are subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below.

First Quarter Fiscal 2024 Ending June 30, 2023
•Service revenue in the range of $178.5 million to $180.5 million.
•Total revenue in the range of $186 million to $188 million.
•Non-GAAP operating margin in the range of 12.5% to 13%.

Fiscal Year 2024 Ending March 31, 2024
•Service revenue in the range of $725 million to $732 million.
•Total revenue in the range of $755 million to $763 million.
•Non-GAAP operating margin in the range of 12% to 13%, compared to the prior implied range of 11.5% to 12.5%.

The Company does not reconcile its forward-looking estimates of non-GAAP operating margin to the corresponding GAAP measures of GAAP operating margin due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses it excludes. For example, future hiring and employee turnover may not be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. The actual amounts of these excluded items could have a significant impact on the Company's GAAP operating margin. Accordingly, management believes that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure are not available without unreasonable effort. All projections are on a non-GAAP basis. See the Explanation of GAAP to Non-GAAP Reconciliation below for the definition of non-GAAP operating margin.

Conference Call Information:

Management will host a conference call to discuss earnings results on May 11, 2022, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call is expected to last approximately 60 minutes. To listen to the management presentation, participants may:

•Register to receive dial-in numbers and a personal access code for the live conference call
(https://register.vevent.com/register/BI837b1a6430644a3fbdc162d38161d1c8)
•Access the live webcast and archived replay from the Events and Presentations page on the 8x8 Investor Relations site at https://investors.8x8.com/events-and-presentations

Participants should plan to dial in or log on 10 minutes prior to the start time. The webcast will be archived on 8x8's website for a period of at least 30 days. For additional information, visit http://investors.8x8.com.

About 8x8, Inc.

8x8, Inc. (NASDAQ: EGHT) is transforming the future of business communications as a leading software as a service provider of 8x8 XCaaS™ (eXperience Communications as a Service™), an integrated contact center, voice communications, video, chat, and SMS solution built on one global cloud communications platform. 8x8 uniquely eliminates the silos between unified communications as a service (UCaaS) and contact center as a service (CCaaS) to power the communications requirements of all employees globally as they work together to deliver differentiated customer experiences. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter and Facebook.

Forward Looking Statements:

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. These forward-looking statements, include but are not limited to: changing industry trends; the size of our market opportunity; the potential success and impact of our investments in AI; our strategic framework; our ability to increase profitability and cash flow to deleverage our balance sheet and fund investment in innovation; whether our UC and CC traffic will increase; our future revenue and growth; whether we can sustain an increasing pace of innovation; the success of our go to market engine; our ability to improve G&A synergies; our ability to enhance shareholder value; and our financial outlook, revenue growth, and profitability, including whether we will achieve sustainable growth and profitability.

You should not place undue reliance on such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors, including, but not limited to: a reduction in our total costs as a percentage of revenue may negatively impact our revenues and our business; customer adoption and demand for our products may be lower than we anticipate; the impact of economic downturns on us and our customers, including from the COVID-19 pandemic; ongoing volatility and conflict in the political environment, including Russia's invasion of Ukraine; risks related to our new secured term loan and outstanding convertible senior notes due in 2024 and 2028; inflationary pressures and rising interest rates; competitive dynamics of the cloud communication and collaboration markets, including voice, contact center, video, messaging, and communication application programming interfaces ("APIs"), in which we compete may change in ways we are not anticipating; impact of supply chain disruptions; third parties may assert ownership rights in our IP, which may limit or prevent our continued use of the core technologies behind our solutions; our customer churn rate may be higher than we anticipate; our investments in marketing, channel and value-added resellers (VARs), new products, and our acquisition of Fuze, Inc. may not result in revenue growth; and we may not achieve our target service revenue growth, or the revenue, operating margin or other amounts we forecast in our guidance, for a particular quarter or for the full fiscal year. Our increased emphasis on profitability and cash flow generation may not be successful. The reduction in our total costs as a percentage of revenue may negatively impact our revenue and our business in ways we don't anticipate and may not achieve the desired outcome.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Explanation of GAAP to Non-GAAP Reconciliation

The Company has provided, in this release, financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these Non-GAAP financial measures internally to understand, manage, and evaluate the business, and to make operating decisions. Management believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management also believes that some of 8x8’s investors use these Non-GAAP financial measures as an additional tool in evaluating 8x8's ongoing "core operating performance" in the ordinary, ongoing, and customary course of the Company's operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at the Company’s core operating performance provides consistency in period-to-period comparisons and trends.

These Non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which limits the usefulness of these measures for comparative purposes. Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measures in the table titled "Reconciliation of GAAP to Non-GAAP Financial Measures". Detailed explanations of the adjustments from comparable GAAP to Non-GAAP financial measures are as follows:

Non-GAAP Costs of Revenue, Costs of Service Revenue and Costs of Other Revenue
Non-GAAP Costs of Revenue includes: (i) Non-GAAP Cost of Service Revenue, which is Cost of Service Revenue excluding amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance, transition and contract termination costs; and (ii) Non-GAAP Cost of Other Revenue, which is Cost of Other Revenue excluding stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance, transition and contract termination costs.

Non-GAAP Service Revenue Gross Margin, Other Revenue Gross Margin, and Total Revenue Gross Margin
Non-GAAP Service Revenue Gross Profit and Margin as a percentage of Service Revenue and Non-GAAP Other Revenue Gross Profit and Margin as a percentage of Other Revenue are computed as Service Revenue less Non-GAAP Cost of Service Revenue divided by Service Revenue and Other Revenue less Non-GAAP Cost of Other Revenue divided by Other Revenue, respectively. Non-GAAP Total Revenue Gross Profit and Margin as a percentage of Total Revenue is computed as Total Revenue less Non-GAAP Cost of Service Revenue and Non-GAAP Cost of Other Revenue divided by Total Revenue. Management believes the Company’s investors benefit from understanding these adjustments and from an alternative view of the Company’s Cost of Service Revenue and Cost of Other Revenue, as well as the Company's Service, Other and Total Revenue Gross Margin performance compared to prior periods and trends.

Non-GAAP Operating Expenses
Non-GAAP Operating Expenses includes Non-GAAP Research and Development expenses, Non-GAAP Sales and Marketing expenses, and Non-GAAP General and Administrative expenses, each of which excludes amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, and certain severance, transition and contract termination costs. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operational expenses.

Non-GAAP Operating Profit and Non-GAAP Operating Margin
Non-GAAP Operating Profit excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, and certain severance, transition and contract termination costs from Operating Profit (Loss). Non-GAAP Operating Margin is Non-GAAP Operating Profit divided by Revenue. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operating performance.

Non-GAAP Other Income (expense), net
Non-GAAP Other Income (expense), net excludes: amortization of debt discount and issuance cost, gain or loss on debt extinguishment, gain or loss on remeasurement of warrants, and sub-lease income from Other Income (expense), net. Management believes the Company’s investors benefit from this supplemental information to facilitate comparison of the Company’s other income (expense), performance to prior results and trends.

Non-GAAP Net Income
Non-GAAP Net Income excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, certain severance, transition and contract termination costs, amortization of debt discount and issuance cost, gain or loss on debt extinguishment, gain or loss on remeasurement of warrants, and sub-lease income. Management believes the Company’s investors benefit from understanding these adjustments and an alternative view of our net income performance as compared to prior periods and trends.

Non-GAAP Net Income Per Share – Basic and Non-GAAP Net Income Per Share - Diluted
Non-GAAP Net Income Per Share – Basic is Non-GAAP Net Income divided by the weighted-average basic shares outstanding. Non-GAAP Net Income Per Share – Diluted is Non-GAAP Net Income divided by the weighted-average diluted shares outstanding. Diluted shares outstanding include the effect of potentially dilutive securities from stock-based benefit plans and convertible senior notes. These potentially dilutive securities are excluded from the computation of net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. They are added for the computation of diluted net income per share on a non-GAAP basis in periods when 8x8 has net profit on a non-GAAP basis as their inclusion provides a better indication of 8x8’s underlying business performance. Management believes the Company’s investors benefit by understanding our Non-GAAP net income performance as reflected in a per share calculation as ways of measuring performance by ownership in the company. Management believes these adjustments offer investors a useful view of the Company’s diluted net income per share as compared to prior periods and trends.

Management evaluates and makes decisions about its business operations based on Non-GAAP financial information by excluding items management does not consider to be “core costs” or “core proceeds.” Management believes some of its investors also evaluate our "core operating performance" as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Management excludes the amortization of acquired intangible assets, which primarily represents a non-cash expense of technology and/or customer relationships already developed, to provide a supplemental way for investors to compare the Company’s operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. The related employer payroll taxes for stock-based compensation are excluded since they are incurred only due to the associated stock-based compensation expense. Acquisition and integration expenses consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal and other professional services, due diligence, integration, and other closing costs, which are costs that vary significantly in amount and timing. Legal and regulatory costs include litigation and other professional services, as well as certain tax and regulatory liabilities. Severance, transition and contract termination costs include employee termination benefits, executive severance agreements, cancellation of certain contracts, and lease impairments. Debt amortization expenses relate to the non-cash accretion of the debt discount.

Media:
PR@8x8.com

Investor Relations:
Investor.relations@8x8.com

8x8, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Years Ended
	March 31,		March 31,
	2023	2022	2023	2022
Service revenue	$176,562	$172,789	$710,044	$602,357
Other revenue	7,967	8,583	33,894	35,773
Total revenue	184,529	181,372	743,938	638,130

Cost of revenue and operating expenses:
Cost of service revenue	46,951	53,938	198,871	195,909
Cost of other revenue	8,302	14,563	42,604	51,649
Research and development	36,455	30,586	146,220	112,387
Sales and marketing	68,848	84,785	311,883	314,223
General and administrative	20,440	38,039	110,652	118,103
Total operating expenses	180,996	221,911	810,230	792,271
Income (loss) from operations	3,533	(40,539)	(66,292)	(154,141)
Other expense, net	(11,198)	(6,006)	(4,044)	(21,629)
Loss from operations before income taxes	(7,665)	(46,545)	(70,336)	(175,770)
Provision for (benefit from) income taxes	1,766	(962)	2,807	(387)
Net loss	$(9,431)	$(45,583)	$(73,143)	$(175,383)

Net loss per share:
Basic and diluted	$(0.08)	$(0.39)	$(0.63)	$(1.55)

Weighted average number of shares:
Basic and diluted	114,924	117,613	115,959	113,354

SUPPLEMENTAL DETAILS - OTHER EXPENSE, NET

	Three Months Ended March 31,		Years Ended December 31,
	2023	2022	2023	2022
Interest expense	$(9,906)	$(879)	$(23,020)	$(2,271)
Amortization of debt discount and issuance cost	(1,118)	(6,627)	(4,254)	(20,404)
(Loss) gain on warrants remeasurement	(104)	—	417	—
Gain on debt extinguishment	296	—	18,545	—
(Loss) gain on sale of assets	(5)	(63)	1,821	(68)
(Loss) gain on foreign exchange	(991)	1,655	993	908
Other income (expense)	630	(92)	1,454	206
Other expense, net	$(11,198)	$(6,006)	$(4,044)	$(21,629)

8x8, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	March 31, 2023	March 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$111,400	$91,205
Restricted cash, current	511	8,691
Short-term investments	26,228	44,845
Accounts receivable, net	62,307	57,400
Deferred sales commission costs, current	38,048	35,482
Other current assets	33,702	37,999
Total current assets	272,196	275,622
Property and equipment, net	57,871	79,016
Operating lease, right-of-use assets	52,444	63,415
Intangible assets, net	107,112	128,213
Goodwill	266,863	266,867
Restricted cash, non-current	818	818
Long-term investments	—	2,671
Deferred sales commission costs, non-current	67,644	75,668
Other assets	15,934	17,978
Total assets	$840,882	$910,268
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$45,874	$49,721
Accrued compensation	29,614	36,319
Accrued taxes	29,570	32,573
Operating lease liabilities, current	11,504	15,485
Deferred revenue, current	34,909	34,262
Convertible senior notes, current	62,932	—
Other accrued liabilities	14,556	23,167
Total current liabilities	228,959	191,527
Operating lease liabilities, non-current	65,623	74,518
Deferred revenue, non-current	10,615	11,430
Convertible senior notes, net	196,821	447,452
Term loan	231,993	—
Other liabilities, non-current	6,965	2,975
Total liabilities	740,976	727,902
Stockholders' equity:
Common stock	115	118
Additional paid-in capital	905,635	956,599
Accumulated other comprehensive loss	(12,927)	(7,913)
Accumulated deficit	(792,917)	(766,438)
Total stockholders' equity	99,906	182,366
Total liabilities and stockholders' equity	$840,882	$910,268

8x8, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Years Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(73,143)	$(175,383)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	10,464	11,374
Amortization of intangible assets	21,078	8,317
Amortization of capitalized software	20,739	28,863
Impairment of capitalized software	3,729
Amortization of debt discount and issuance costs	4,254	20,404
Amortization of deferred sales commission costs	38,195	34,701
Allowance for credit losses	1,892	1,974
Operating lease expense, net of accretion	12,030	13,482
Stock-based compensation expense	89,536	133,331
Gain on debt extinguishment	(18,545)	—
Gain on remeasurement of warrants	(417)	—
Impairment of right-of-use assets	2,651	—
Gain on sale of assets	(1,821)	—
Other	101	3,726
Changes in assets and liabilities:
Accounts receivable, net	(8,450)	6,867
Deferred sales commission costs	(31,086)	(44,224)
Other current and non-current assets	3,078	(4,022)
Accounts payable and accruals	(25,331)	(8,740)
Deferred revenue	(168)	4,010
Net cash provided by operating activities	48,786	34,680
Cash flows from investing activities:
Purchases of property and equipment	(2,991)	(4,137)
Proceeds from sale of intangible assets	1,000	—
Cost of capitalized software	(11,896)	(20,370)
Purchases of investments	(53,308)	(83,383)
Sales of investments	8,296	13,299
Proceeds from maturity of investments	66,199	60,023
Acquisition of businesses, net of cash acquired	(1,250)	(125,410)
Net cash provided by (used in) investing activities	6,050	(159,978)
Cash flows from financing activities:
Finance lease payments	—	(15)
Tax-related withholding of common stock	—	(310)
Proceeds from issuance of common stock under employee stock plans	4,679	16,107
Purchase of capped call transactions	244	—
Repurchase of common stock	(60,214)	(44,976)
Net repayment of 2024 convertible notes	(210,836)	—
Issuance of 2028 convertible notes	(6,463)	—
Net proceeds from issuance of convertible debt	234,806	134,619
Net cash (used in) provided by financing activities	(37,784)	105,425
Effect of exchange rate changes on cash	(5,037)	(585)
Net increase (decrease) in cash, cash equivalents and restricted cash	12,015	(20,458)
Cash, cash equivalents and restricted cash, beginning of period	100,714	121,172
Cash, cash equivalents and restricted cash, end of period	$112,729	$100,714

8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended				Years Ended
	March 31, 2023		March 31, 2022		March 31, 2023		March 31, 2022
Costs of Revenue:
GAAP cost of service revenue	$46,951		$53,938		$198,871		$195,909
Amortization of acquired intangible assets	(2,118)		(2,159)		(8,752)		(5,127)
Stock-based compensation expense and related employer payroll taxes	(2,031)		(2,252)		(9,332)		(9,163)
Legal and regulatory costs	—		—		(85)		—
Severance, transition and contract termination costs	736		(1,459)		(790)		(1,611)
Non-GAAP cost of service revenue	$43,538		$48,068		$179,912		$180,008
Non-GAAP service margin (as a percentage of service revenue)	$133,024	75.3%	$124,721	72.2%	$530,132	74.7%	$422,349	70.1%

GAAP cost of other revenue	$8,302		$14,563		$42,604		$51,649
Stock-based compensation expense and related employer payroll taxes	(634)		(1,253)		(3,620)		(5,046)
Severance, transition and contract termination costs	(389)		(896)		(1,683)		(998)
Non-GAAP cost of other revenue	$7,279		$12,414		$37,301		$45,605
Non-GAAP other margin (as a percentage of other revenue)	$688	8.6%	$(3,831)	(44.6)%	$(3,407)	(10.1)%	$(9,832)	(27.5)%

Non-GAAP gross margin (as a percentage of revenue)	$133,712	72.5%	$120,890	66.7%	$526,725	70.8%	$412,517	64.6%

Operating Expenses:
GAAP research and development	$36,455		$30,586		$146,220		$112,387
Stock-based compensation expense and related employer payroll taxes	(6,789)		(6,243)		(29,938)		(34,113)
Severance, transition and contract termination costs	(1,310)		(827)		(6,350)		(1,054)
Non-GAAP research and development (as a percentage of revenue)	$28,356	15.4%	$23,516	13.0%	$109,932	14.8%	$77,220	12.1%

GAAP sales and marketing	$68,848		$84,785		$311,883		$314,223
Amortization of acquired intangible assets	(3,007)		(2,529)		(12,326)		(3,190)
Stock-based compensation expense and related employer payroll taxes	(3,536)		(8,917)		(25,352)		(49,060)
Acquisition and integration costs	1,105		—		1,105		—
Severance, transition and contract termination costs	(3,974)		(2,081)		(7,046)		(3,315)
Non-GAAP sales and marketing (as a percentage of revenue)	$59,436	32.2%	$71,258	39.3%	$268,264	36.1%	$258,658	40.5%

GAAP general and administrative	$20,440		$38,039		$110,652		$118,103
Stock-based compensation expense and related employer payroll taxes	(3,352)		(9,324)		(22,392)		(40,844)
Acquisition and integration costs	6,181		(4,194)		3,448		(9,717)
Legal and regulatory costs	(898)		177		(686)		2,722
Severance, transition and contract termination costs	(1,271)		(2,757)		(4,850)		(4,213)
Non-GAAP general and administrative (as a percentage of revenue)	$21,100	11.4%	$21,941	12.1%	$86,172	11.6%	$66,051	10.4%

Non-GAAP Operating Expenses (as a percentage of revenue)	$108,892	59.0%	$116,715	64.4%	$464,368	62.4%	$401,929	63.0%
Operating Profit (Loss):
GAAP income (loss) from operations	$3,533		$(40,539)		$(66,292)		$(154,141)

8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended				Years Ended
	March 31, 2023		March 31, 2022		March 31, 2023		March 31, 2022
Amortization of acquired intangible assets	5,125		4,688		21,078		8,317
Stock-based compensation expense and related employer payroll taxes	16,342		27,989		90,636		138,226
Acquisition and integration costs	(7,286)		4,194		(4,553)		9,717
Legal and regulatory costs	898		(177)		771		(2,722)
Severance, transition and contract termination costs	6,208		8,020		20,717		11,191
Non-GAAP operating profit (as a percentage of revenue)	$24,820	13.5%	$4,175	2.3%	$62,357	8.4%	$10,588	1.7%

Other Income (Expenses), net:
GAAP other expense, net	$(11,198)		$(6,006)		$(4,044)		$(21,629)
Amortization of debt discount and issuance cost	1,118		6,628		4,254		20,408
Gain on debt extinguishment	(295)		—		(18,545)		—
Loss (gain) on warrants remeasurement	105		—		(417)		—
Loss (gain) on sale of assets	5		—		(1,821)		—
Sublease income	(116)		(116)		(464)		(387)
Non-GAAP other (expense) income, net (as a percentage of revenue)	$(10,381)	(5.6)%	$506	0.3%	$(21,037)	(2.8)%	$(1,608)	(0.3)%

Net Income (Loss):
GAAP net loss	$(9,431)		$(45,583)		$(73,143)		$(175,383)
Amortization of acquired intangible assets	5,125		4,688		21,078		8,317
Stock-based compensation expense and related employer payroll taxes	16,342		27,989		90,636		138,226
Acquisition and integration costs	(7,286)		4,194		(4,553)		9,717
Legal and regulatory costs	898		(177)		771		(2,722)
Severance, transition and contract termination costs	6,208		8,020		20,717		11,191
Amortization of debt discount and issuance cost	1,118		6,628		4,254		20,408
Gain on debt extinguishment	(295)		—		(18,545)		—
Loss (gain) on warrants remeasurement	105		—		(417)		—
Loss (gain) on sale of assets	5		—		(1,821)		—
Sublease income	(116)		(116)		(464)		(387)
Non-GAAP net income (as a percentage of revenue)	$12,673	6.9%	$5,643	3.1%	$38,513	5.2%	$9,367	1.5%

Shares used in computing per share amounts:
Basic	114,924		117,613		115,959		113,354
Diluted	117,442		118,556		117,443		116,982

GAAP net loss per share - Basic and Diluted	$(0.08)		$(0.39)		$(0.63)		$(1.55)
Non-GAAP net income per share - Basic	$0.11		$0.05		$0.33		$0.08
Non-GAAP net income per share - Diluted	$0.11		$0.05		$0.33		$0.08

8x8, Inc.
SELECTED OPERATING AND FINANCIAL METRICS
(Unaudited, in millions)

	Fiscal 2022				Fiscal 2023
	Q1	Q2	Q3	Q4(5)	Q1	Q2	Q3	Q4
TOTAL ARR (1)	$536	$553	$572	$687	$688	$692	$698	$703
Growth % (YoY)	24%	18%	16%	33%	28%	25%	22%	2%

ARR BY CUSTOMER SIZE
ENTERPRISE (2)	$262	$282	$307	$393	$403	$401	$400	$405
% of Total ARR	49%	51%	54%	57%	59%	58%	57%	58%
Growth % (YoY)	40%	33%	30%	55%	54%	42%	30%	3%
Total # of Enterprise Customers	824	871	907	1,258(6)	1,277	1,291	1,309	1,301

MID-MARKET (3)	$103	$103	$102	$128	$125	$127	$130	$130
% of Total ARR	19%	19%	18%	19%	18%	18%	19%	19%
Growth % (YoY)	22%	14%	9%	31%	22%	23%	27%	2%

SMALL BUSINESS(4)	$172	$167	$162	$166	$159	$164	$168	$168
% of Total ARR	32%	30%	28%	24%	23%	24%	24%	24%
Growth % (YoY)	7%	2%	(1)%	(1)%	(7)%	(2)%	4%	1%

(1) Annualized Recurring Subscriptions and Usage (ARR) equals the sum of the most recent month of (i) recurring subscription amounts and (ii) platform usage charges for all CPaaS customers (subject to a minimum billings threshold for a period of at least six consecutive months), multiplied by 12.
(2) Enterprise ARR is defined as ARR from customers that generate >$100,000 ARR.
(3) Mid-market ARR is defined as ARR from customers that generate $25,000 to $100,000 ARR.
(4) Small business ARR is defined as ARR from customers that generate <$25,000 ARR.
(5) Includes Fuze.
(6) Previously reported enterprise customer count of 1,320 for Q4'22 was adjusted to eliminate double counting of subsidiaries.

Selected operating and financial metrics presented in this document have not been, and were not derived from financial measures that have been, prepared in accordance with US Generally Accepted Accounting Principles. 8x8 provides these selected operating and key business metrics to assist investors in evaluating the Company's operations and assessing its prospects. 8x8’s management periodically reviews these selected operating and key business metrics to evaluate 8x8’s operations, allocate resources, and drive financial performance in the business. Management monitors these metrics together, and not individually, as it does not make business decisions based upon any single metric. 8x8 is not aware of any uniform standards for defining these selected operating and key business metrics and caution that its presentation may not be consistent with that of other companies; prior period metrics and customer classifications have not been adjusted for current period changes unless noted.